Exhibit 99.1

Press Release dated February 4, 2004, reporting the resignation of Greg Vap, Vice President Client Services

VantageMed Announces Management Change

RANCHO CORDOVA, Calif.—February 4, 2004—VantageMed Corporation (OTCBB: VMDC.OB) announced today the resignation of Gregory Vap, Vice President of Client Services.  Mr. Vap has been a part of the senior management team at VantageMed since April 1998, when he merged his practice management system company into VantageMed.  “I have thoroughly enjoyed working with the talented people at VantageMed, but after nearly six years with the Company I have decided it is time for me to pursue other interests,” stated Mr. Vap.

Richard M. Brooks, Chairman and CEO, commented, “Greg has been a valuable member of the VantageMed team and we appreciate the contributions he has made over the years. His presence will be missed and we wish Greg the best of luck in his future endeavors.”

VantageMed is currently conducting a search for Mr. Vap’s replacement.

About VantageMed

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians and other healthcare providers and provider organizations.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenues or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com